Exhibit 1.2

                         DELAWARE GROUP TAX-EXEMPT TRUST
                                    SERIES 13
                                 TRUST AGREEMENT

                                                         Dated: January 22, 1998

         This Trust Agreement between Delaware Management Company, Inc., as Depositor, Muller Data Corporation, as Evaluator and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Delaware-Voyageur Tax-Exempt Trust, Series 10 and Certain Subsequent Series, Effective May 22, 1997" (herein called the "STANDARD TERMS AND CONDITIONS OF TRUST"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                  (a) The Bonds defined in Article I listed in Schedule A hereto have been deposited in Trust under this Trust Agreement.

                  (b) All references to Voyageur Fund Managers, Inc. in the Standard Terms and Conditions of Trust shall be amended to refer to Delaware Management Company, Inc.

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         IN WITNESS WHEREOF, Delaware Management Company, Inc. has caused this
Trust Agreement to be executed by its Assistant Vice President and Assistant Secretary, Muller Data Corporation has caused this Trust Agreement to be signed by its Chief Operating Officer and The Chase Manhattan Bank has caused this Trust Agreement to be executed by one of its Vice Presidents all as of the day, month and year first above written.

                                  DELAWARE MANAGEMENT COMPANY, INC.,
                                    Depositor


                                  By: Michael D. Mabry
                                      ------------------------------------------
                                Assistant Vice President and Assistant Secretary



                                  MULLER DATA CORPORATION, Evaluator


                                  By: Ron Valinoti
                                      ------------------------------------------


                                  THE CHASE MANHATTAN BANK, Trustee

                                  By: Robert Ionescu
                                      ------------------------------------------

                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                   DELAWARE GROUP TAX-EXEMPT TRUST, SERIES 13

(Note: Incorporated herein and made a part hereof are the "SCHEDULES OF INVESTMENTS" as set forth in the Prospectus.)